                                                                   EXHIBIT 10.14
[LOGO]

No.____________________                           Agreement

                                                      Dated:____________________


                           OPEN PORT TECHNOLOGY, INC.

                           SOFTWARE LICENSE AGREEMENT

          Open Port Technology, Inc. ("OPT") either owns or has the right to license those software products and their accompanying documentation listed on Schedule A to this Agreement and on one or more additional Schedules that may be executed from time to time ("Software"). OPT desires to grant and ____________________ ("CUSTOMER") desires to accept a license to use the Software, subject to the terms and conditions of this Software License
Agreement ("Agreement"). In consideration of the foregoing and the mutual covenants and conditions contained herein, OPT and CUSTOMER agree as follows:

1.   LICENSE GRANT; DEFINITIONS.

     1.1 License. OPT hereby grants to CUSTOMER, and CUSTOMER hereby accepts, a non-exclusive, non-transferable and non-assignable license to use the Software in object code form only, in accordance with the terms and conditions contained in this Agreement. OPT does not grant to CUSTOMER, and CUSTOMER does not obtain the right to sublicense the Software to any third party. The term of the license granted under this Agreement shall be perpetual unless terminated earlier by either party in accordance with this Agreement.

     1.2 Definitions. For purposes of the Agreement, "Software" means the object code related to the software identified on Schedule A. "Object Code" means the machine-readable object code form of the Software. Collectively, "Software" means Object Code and all custom software developed by or for OPT. "CUSTOMER RESELLERS" are those entities which contract directly with CUSTOMER for goods and services. "End-User Customers" are those entities which contract directly with CUSTOMER or CUSTOMER RESELLERS for goods and services. Where used in this Agreement, the term "System", when used in conjunction with Software which is being licensed pursuant to this Agreement, means the Software and is not to be interpreted to include any computer hardware or other parties' software or operating systems.

2.   OWNERSHIP AND USE OF SOFTWARE.

     2.1 Ownership. OPT shall have sole and exclusive ownership of all right, title, and interest in and to the Software and all updates, releases, corrections, enhancements, modifications and derivative works thereof (including ownership of all trade secrets, copyrights and other proprietary rights pertaining thereto), subject only to the rights and privileges expressly granted by OPT. This Agreement does not provide CUSTOMER with title or ownership of the Software, but only a right of limited use.

     2.2 CUSTOMER'S Use of Software. CUSTOMER may use this Software solely in conjunction with the provision of consulting services to third parties. CUSTOMER must keep the Software free and clear of all liens, claims and encumbrances. CUSTOMER shall not copy the Software, or any part thereof, except for the purpose of making one back-up copy of any diskettes containing the Software. CUSTOMER shall not decompile, reverse engineer, disassemble or otherwise produce a source code of the Software. CUSTOMER shall use the Software only in accordance with this Article.

     2.3 Authorized User Limits. CUSTOMER agrees that in no event shall it allow the Software to be used concurrently by users in excess of the number listed on Schedule A.

     2.4 Network Server Limits. CUSTOMER agrees that in no event shall the Software be concurrently resident on a number of network servers in excess of the number listed on Schedule A.

     2.5 Port Limits. CUSTOMER agrees that in no event shall it use the Software with a number of ports in excess of the number listed on Schedule A.

     2.6 Use of Proprietary Marks. OPT hereby authorizes CUSTOMER to use the service marks and trade names of CUSTOMER's choosing in using the Software. CUSTOMER shall ensure that those trade and service marks and trade names of OPT which appear upon log-on and in any related documentation (including marketing materials) shall continue to be displayed to all users during the term of this Agreement and thereafter, to the extent required to protect OPT's intellectual property rights.
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3.  DELIVERY.  OPT shall deliver the Software and the accompanying documentation to the address indicated on the applicable Schedule, electronically or by any commercially reasonable means and may select the carrier and route. Delivery of the Software by OPT to a carrier at point of shipment shall constitute tender of delivery to CUSTOMER for all purposes. OPT does not insure the Software media against loss or damage in transit. All shipping and delivery dates are estimates and do not guarantee a particular date of shipment, but OPT shall use every commercially reasonable effort to meet such shipment date. OPT shall not be liable, however, for any losses or damages (whether incidental, consequential or otherwise) resulting from any delays in delivery or shipping or damage occurring during shipping. Additional copies of the Software's documentation can be purchased at OPT's then-current prices.

4. TRAINING AND OTHER SERVICES. OPT will provide CUSTOMER training in the use of the Software and such other services as specified and at the fees stated on the applicable Schedule(s). CUSTOMER will pay within 30 days of invoice therefor reasonable (in accordance with CUSTOMER's normal travel policies) travel and living costs incurred by OPT personnel in providing such training or other services, as well as other costs incurred at CUSTOMER's request such as shipping of materials or special equipment. OPT will provide reasonable documentation for such expenses at the request of CUSTOMER. Additional training or other services beyond those specified may be purchased by CUSTOMER in accordance with the fees stated on the applicable Schedule(s).

5.  PAYMENTS.

    5.1 CUSTOMER'S Payments to OPT. In consideration of the license granted pursuant to Article 1, CUSTOMER shall pay to OPT the License fees and Annual Technical Support Services/Other Services fees indicated in Schedule A (a "Payment" or collectively referred to as the "Payments").

    5.2 Method of Payment; Monthly Reports. CUSTOMER agrees to pay OPT the Payments in accordance with this Section. Within 15 days after the Effective Date, CUSTOMER will pay OPT the licensee fees due under Section 6.1. For any other Payments, CUSTOMER will pay OPT within 30 days of the invoice date. The Payments do not include freight and handling costs, insurance, local, state or federal sales, use, excise, personal property or other similar taxes or duties (excluding taxes based on income); any such charges and taxes shall be paid for by CUSTOMER or, with respect to any such taxes in lieu thereof, CUSTOMER shall furnish OPT a tax exemption certificate acceptable to the appropriate taxing authorities. Further, CUSTOMER shall be solely responsible for any and all customs clearance procedures, fees, tariffs, and import/export duties, if any, provided, that OPT shall reasonably cooperate in any such process. All payments due under this Agreement shall be made without any deduction or withholding, unless such deduction or withholding is required by any applicable law of any relevant governmental revenue authority then in effect. If CUSTOMER is required to deduct or withhold, CUSTOMER will promptly notify OPT of the requirement, pay the required amount to the relevant governmental authority, and provide OPT with an official receipt or certified copy or other documentation acceptable to OPT evidencing the payment. Expedited freight costs shall only be charged if expedited shipping is requested by CUSTOMER. Along with the Payments due to OPT, CUSTOMER will provide OPT with a report setting out the revenue generated by any services provided by CUSTOMER to third parties in connection with the use of the Software during the calendar month just ended, including without limiting the foregoing, a detailed account of all revenues due to CUSTOMER under this agreement and such other information as OPT may from time to time require. Any Payments due by CUSTOMER to OPT that are not paid when due shall, at the option of OPT, accrue interest until paid at a rate of interest equal to one and one-half percent (1 1/2%) per month, or the maximum rate of interest allowed by applicable law, if less.

    5.3 Recording System; Audit Rights. CUSTOMER hall maintain complete records of all transactions subject to payment to OPT under this Agreement, which shall have information sufficient to provide the reports referred to in
Section 6.2 and shall keep such information in accordance with Generally Accepted Accounting Practices. OPT shall have the right upon 10 days notice at any time to perform a financial audit with respect to CUSTIOMER's Payments. CUSTOMER shall grant OPT and its representatives full and complete access to CUSTOMER's book and records, and other documents of CUSTOMER, as they relate to this Agreement or as they may be required in order for OPT to ascertain any facts relative to CUSTOMER's Payments. CUSTOMER shall provide OPT, or its authorized representatives, such information and assistance as requested to perform such audits; provided, however, that OPT and CUSTOMER shall endeavour to arrange such assistance in such a way that it minimizes interference with the performance of CUSTOMER's duties and obligations hereunder. If any audit reveals that the amount which should have been paid for any period is more than 5% greater than the amount actually paid, then CUSTOMER shall not only immediately pay any amounts due, but shall also bear the entire cost of such audit.

6. LIMITED WARRANTY. For a period of 90 days after the Effective Date, OPT warrants that the Software furnished or developed under this Agreement shall conform to and perform in substantial accordance with OPT's then current, published specifications for the Software (the "Specifications") and shall operate satisfactorily in the system environment in which the Software was designed to operate, as described in the Specifications. OPT does not warrant that the Software is error free. The Software will be free from material defects in materials and in workmanship. The foregoing limited warranties shall not apply to any part of the Software which has been: (a) repaired or altered by anyone other than OPT, or (b) subject to improper use, storage or maintenance, negligence or accident. CUSTOMER's exclusive remedies for breach of this limited warranty are limited to repair or replacement of any nonconforming components of the Software. THE LIMITED WARRANTY OF OPEN PORT SET FORTH IN ARTICLE 7 IS MADE FOR THE BENEFIT OF CUSTOMER ONLY, AND SHALL NOT EXTEND TO ANY THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, CUSTOMER RESELLERS AND THEIR END-USER CUSTOMERS. THE REMEDY DESCRIBED IN ARTICLE 7 IS THE SOLE AND
                                      -2-
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EXCLUSIVE REMEDY FOR BREACH OF THE LIMITED WARRANTY SET FORTH IN ARTICLE 7.
THERE ARE NO OTHER WARRANTIES, WHETHER WRITTEN, OR ORAL, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.


7.   INTELLECTUAL PROPERTY WARRANTIES AND INDEMNIFICATION.

     7.1. Intellectual Property Warranty. OPT warrants that the Software does not violate any U.S. patent, U.S. copyright, U.S. trade secret or U.S. trademark right of any third party.

     7.2 Intellectual Property Indemnification. In the event that legal proceedings are brought against CUSTOMER claiming an infringement of any such right based upon CUSTOMER's use of the Software, OPT, at its own expense, will indemnify, defend or settle any such claim, suit or proceeding, and hold harmless CUSTOMER against any and all costs and damages arising as a result of any such proceedings, provided that: (i) OPT is given prompt notice of any such claim; (ii) OPT is given sole control of the defense of such claim including any an all negotiations, appeals and settlements, and (iii) CUSTOMER provides OPT with the information, authority, and any and all assistance reasonably required to perform the aforementioned defense. If the Software is held to infringe, or in OPT's opinion is likely to be held to infringe, any third party's U.S. patent, U.S. copyright, U.S. trade secret, or U.S. trademark right, OPT shall, at its expense, secure the right for CUSTOMER to continue use of the Software or replace or modify the Software to make it non-infringing. If commercially reasonable efforts to achieve the foregoing are unsuccessful, CUSTOMER shall be entitled to terminate the license rights granted hereunder and such termination shall have the effect of a termination under Article 13. THE FOREGOING STATES THE ENTIRE LIABILITY OF OPT AND CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT AND MISAPPROPRIATION CLAIMS AND ACTIONS.

     7.3 Limitation to Intellectual Property Indemnification. The indemnity provided under this Section shall not apply to any claim of infringement if: (i) CUSTOMER is not using the latest revision of the Software provided by OPT ("Current Release"), to the extent such infringement could have been avoided by use of the Current Release; (ii) CUSTOMER is using a form of the Software that has been modified, except for modifications expressly approved by OPT in writing, to the extent such claimed infringement could have been avoided by use of an unmodified form of the Current Release, or (iii) the Software has been combined, operated, or used with products or data not supplied, to the extent such claimed infringement could have been avoided by the use of the Software without such products or data.

8. CONFIDENTIALITY. CUSTOMER acknowledges and agrees that OPT owns all right, title, and interest in and to the Software, documentation and related information, regardless of the media on which it is recorded. CUSTOMER shall have no rights to such Software, documentation or related information except those rights expressly granted herein. Further, CUSTOMER agrees to preserve the confidential nature of any proprietary, trade secret information, contained in the Software and agrees not to permit the use of the Software by any unauthorized persons or any party. The obligations of this Section shall survive any termination of the license rights granted under this Agreement. The parties agree that any confidential information exchanged pursuant to the Software Evaluation Agreement will be governed under the terms of this Agreement.

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     8.1. Confidential Information. "Confidential Information" means: (a) the
Software; and (b) any business or technical information of OPT, including but not limited to any information relating to OPT's product plans, designs, costs, finances, marketing plans, business opportunities, personnel, research, development or know-how. Confidential Information shall not include information that: (i) is in or enters the public domain without breach of this Agreement through no fault of CUSTOMER; (ii) CUSTOMER was in possession of prior to first receiving it from OPT; (iii) was developed by CUSTOMER independently and without use of or reference to OPT's Confidential Information; or (iv) CUSTOMER receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation.

     8.2. Obligations. CUSTOMER will maintain the Confidential Information of OPT in strict confidence and will exercise due care with respect to the handling and protection of such Confidential Information, consistent with its own policies concerning protection of its own Confidential Information of like importance. CUSTOMER will use the Confidential Information of OPT only as expressly permitted herein, and will disclose such Confidential Information only to its employees and consultants as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees and consultants). However, CUSTOMER may disclose Confidential Information of OPT pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that CUSTOMER gives reasonable notice to OPT to contest such order or requirement. Any such disclosure by CUSTOMER of the Confidential Information of OPT, will, in no way, be deemed to change, affect or diminish the confidential and proprietary status of such Confidential Information.

     8.3 Injunctive Relief. CUSTOMER acknowledges that improper use or disclosure of the Confidential Information of OPT would cause substantial harm to OPT that could not be remedied by the payment of damages alone. Accordingly, OPT will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Article 9.

9. ASSIGNMENT. The license granted under this Agreement may not be assigned, sublicensed or otherwise transferred, either voluntarily, by operation of law or otherwise, without the prior written approval of OPT and any such assignment without OPT's written consent shall be void. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to this Agreement and any permitted successors and assigns.

10. MAINTENANCE SERVICES. During the Warranty period or so long as CUSTOMER has paid on a current basis all License Fees and Technical Support Fees, OPT agrees to deliver to CUSTOMER Technical Support Services in accordance with Schedule A. If the reported error is not in the Software, or the error has resulted from the negligence of CUSTOMER or modification of the Software by CUSTOMER or any third party not authorized by OPT, CUSTOMER will be billed and shall pay for such support at the then prevailing customer support rates, as well as any reasonable, documented travel and living expenses incurred by OPT. CUSTOMER shall be responsible for, and reimburse OPT, the cost of shipping any media containing any new releases, corrections, enhancements or improvements to the Software available under this Section and the documentation thereof. Maintenance services do not include new software or hardware products or options sold separately by OPT. CUSTOMER shall establish a maximum of two support coordinators per location who shall be familiar with and trained in the use of the Software and to whom all authorized users shall be instructed to direct all questions and problems regarding use, operation and maintenance of the Software; only such support coordinators shall be entitled to contact OPT for maintenance or other assistance.

11.  LIMITATION OF LIABILITY AND GENERAL INDEMNIFICATION.

     11.1  Limitation of liability.  WITHOUT LIMITING ANY LIABILITY UNDER
ARTICLE 9 AND REGARDLESS OF WHETHER ANY REMEDY SET FORTH IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT SHALL OPT'S LIABILITY ARISING UNDER THIS AGREEMENT FOR DAMAGES EXCEED THE AMOUNT OF THE LICENSE FEES PAID TO OPT PURSUANT TO SECTION 6.1 FOR A PERIOD OF SIX MONTHS PRECEDING THE OCCURRENCE OF THE LOSS OR DAMAGES. FURTHER, IN NO EVENT SHALL OPT BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, ARISING FROM ANY CLAIMED BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL THEORY, EVEN IF OPT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, COST OF ANY SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS INFORMATION, BUSINESS INTERRUPTION, OR CLAIMS OF CUSTOMER FOR ANY SUCH DAMAGES.

     11.2 General Indemnification. CUSTOMER HEREBY AGREES TO INDEMNIFY, DEFEND, AND HOLD OPT HARMLESS FROM AND AGAINST ANY CLAIM, JUDGMENT, LIABILITY, INJURY, LOSS, COST, OR EXPENSE, INCLUDING ATTORNEYS' FEES AND COURT COSTS, ARISING OUT OF (A) CUSTOMER'S FAILURE TO COMPLY (EITHER BY ACT OR FAILURE TO
ACT) WITH ANY OF ITS OBLIGATIONS AS SET FORTH IN THIS AGREEMENT; (B) A BREACH OF ANY OF CUSTOMER'S OBLIGATIONS TO ANY CUSTOMER END-USERS, CUSTOMER RESELLERS OR THEIR END-USERS IN CONNECTION WITH OR ARISING OUT OF CUSTOMER'S USE OF THE SOFTWARE, OR (C) ANY OTHER WRONGFUL CONDUCT OF CUSTOMER, ITS EMPLOYEES, AGENTS, AND REPRESENTATIVES. CUSTOMER SHALL AT ALL TIMES CONDUCT ITS OPERATIONS AND USE THE SOFTWARE IN ACCORDANCE WITH ALL APPLICABLE FEDERAL, STATE, AND LOCAL STATUES, LAWS, REGULATIONS, OR ORDINANCES OF ANY APPLICABLE COUNTRY OR JURISDICTION.

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12.  TERMINATION.

     12.1 Termination. This Agreement and the license granted hereunder shall terminate upon the earliest to occur of the following: (a) 30 days after OPT gives CUSTOMER notice of CUSTOMER's material breach of any provision of the Agreement (other than CUSTOMER's breach of its obligations under Sections 3 and 9, which breach will result in immediate Termination), including more than 30 days delinquency in CUSTOMER's payment of any fees due hereunder, unless CUSTOMER has cured such breach during such 30-day period; (b) 10 days after OPT gives CUSTOMER notice of OPT's termination of its own licensing rights into the Software; and (c) immediately if CUSTOMER files for bankruptcy, becomes insolvent, or makes an assignment for the benefit of creditors.

     12.2  CUSTOMER's Obligations Upon Termination; Effect of Termination.
Upon the termination of the license rights granted under this Agreement for any reason, the Software, documentation and any copies thereof shall be immediately returned to OPT, and CUSTOMER shall contemporaneously deliver a duly authorized certification that all such copies have been returned or removed from CUSTOMER's and CUSTOMER RESELLER'S systems, including the systems of their respective End-User Customers, and that CUSTOMER no longer has any right to the Software. All provisions of this Agreement relating to disclaimers of warranties, limitation of liability, remedies, damages, confidentiality, indemnification, applicable law, forum selection and the proprietary rights of OPT shall survive any termination of the license rights granted hereunder.

13.  MISCELLANEOUS.

     13.1 Patent Protection. CUSTOMER acknowledges OPT's claim that the Software is protected by pending and/or issued United States patents as well as copyrights, trade marks and trade secrets and that only a license is granted thereto. CUSTOMER acknowledges OPT's representation that it has received United States patents that may relate to one or more aspects of the Software and that OPT has informed CUSTOMER that it has pending United States and provisional patent applications directed to the Software, including allowed United States patent applications covering certain aspects of the Software.

     13.2 Force Majeure. If performance by OPT is delayed or made impractical or burdensome by any cause beyond OPT's control, including, without limitation, any acts of God, fire, flood, explosion, vandalism, sabotage, riot, insurrection, severe weather, curtailment or termination of OPT's regular sources of supplies, inability to obtain or a delay in obtaining any licenses or permit, acts or omissions of the CUSTOMER or its representatives, shipping delays, strikes or labor disputes, or any existing or future law or act of any government or regulatory body, then (i) OPT shall be excused from performance to the extent that and for so long as such performance is delayed or made impracticable or burdensome by such cause, and (ii) OPT may adjust the Payments required to be made hereunder.

     13.3 Risk Allocation. CUSTOMER acknowledges and agrees that the fees charged by OPT in this Agreement reflect the allocation of risks, including, but not limited to, the limitation of liability set forth in Section 12.1 and the limited warranties set forth in Article 7. A modification of the allocation of risks set forth in this Agreement would affect the Payments, and in consideration of such Payments CUSTOMER agrees to such allocation of risks.

     13.4 Notices. Any notice or communication required or permitted under this Agreement shall be in writing and deemed received by a party when personally delivered to it or, when received by overnight courier service (provided it shall be deemed received no more than two (2) days after delivery to such courier drop-off site), or when received by certified or registered mail (provided it shall be deemed received no more than five (5) business days after posting), if addressed to the party at the address of such party specified on the signature page of this Agreement or at such other address as specified by such party in a notice delivered to the other party in accordance with this
Section 14.4.

     13.5 Applicable Law; Forum Selection. The formation, operation, and performance of this Agreement shall be governed, construed, applied, and enforced in accordance with the laws of the State of Illinois, without regard to Illinois conflict of laws provisions. The parties consent and agree that all cases, claims, and controversies based upon this Agreement shall be adjudicated only in an Illinois state or Federal court located in Cook County, Illinois. Each party consents to the jurisdiction or such courts over each of the parties.

     13.6 Compliance with Laws and Regulations. CUSTOMER agrees to comply fully with all applicable laws and regulations of the United States of America and any and all other applicable foreign laws and regulations as they may exist from time to time with respect to this Agreement. Without limiting the generality of the foregoing, CUSTOMER acknowledges that the laws and regulations of the United States of America restrict the export and re-export of commodities and technical data of United States of America origin. CUSTOMER agrees that it will not export or re-export the Software or any technical data (or any direct products thereof) of OPT in any form in violation of such terms and regulations, or without the appropriate United States of America and foreign government licenses.

     13.7 Entire Agreement; Modification. This Agreement and each Schedule or Exhibit that references this Agreement contain all of the agreements and understandings between the parties with respect to the subject matter hereof and supersedes all

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prior and contemporaneous agreements and understanding, whether oral or written, of the parties. No modification of this Agreement will be effective unless it is in writing and signed by an authorized representative of each party. The headings contained in this Agreement are inserted solely for convenience and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction, interpretation or effect of this Agreement. Additional Schedules or Exhibits may be entered into from time to time between the parties for the provision of additional products and services. Each of those Schedules or Exhibits shall become part of this Agreement and shall be subject to the terms and conditions of this Agreement. If there is any conflict between this Agreement and any Schedule or Exhibit, the Schedule or Exhibit shall control for purposes of the products and services specified thereon; otherwise this Agreement shall control for all other purposes. Every provision of this Agreement is intended to be severable; if any term or provision is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. A waiver of any breach or default under this Agreement must be in writing and shall not be deemed a waiver of any other or subsequent breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Software License Agreement as of date first written above, and represents and warrants to other that it is legally free to enter into this Agreement and that its execution has been duly authorized.


OPEN PORT TECHNOLOGY, INC.:                  [CUSTOMER]:

By: _____________________________            By:_______________________________

Name:____________________________            Name:_____________________________

Its: ____________________________            Its:______________________________

Address: 676 North St. Clair, 9th Floor
         Chicago, Illinois 60611

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                           SOFTWARE LICENSE AGREEMENT

                    SCHEDULE A TO SOFTWARE LICENSE AGREEMENT
BETWEEN OPEN PORT TECHNOLOGY, INC. AND ______________________________CUSTOMER

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                                                                                            Initial License Fee
Software:                                          # Network                 Per unit
                                                    Servers      # Ports      Price
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







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


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
Maintenance Fee:
20% *Software List Price (period runs from ______________________________ ("Start Date") to __________________________.
                                           (90 days after Effective Date)                  (12 months after Start Date)

Annual Maintenance Renewal is 20% * the then current list price.
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Total Software and Maintenance:
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

Invoice Address                              Shipping Address (if different)
________________________________             _________________________________

________________________________             _________________________________

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